UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2021

iShares® Gold Trust
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-32418 (Commission File Number)	81-6124036 (I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, California 94105
Attn: Product Management Team
iShares Product Research & Development
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	IAU	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, BlackRock Asset Management International Inc., the member of iShares Delaware Trust Sponsor LLC (the “Sponsor”), sponsor of iShares Gold Trust (the “Trust”), appointed Trent W. Walker as the Chief Financial Officer of the Sponsor and Rachel Aguirre as a Director of the Sponsor, each effective June 30, 2021.

Mr. Walker, 47, has been employed by BlackRock, Inc. or its affiliates (“BlackRock”) since September 2019 and serves as a Managing Director and Head of Americas Product Oversight and Governance in the Global Accounting and Product Services team, performing supervisory and managerial functions. In that capacity, Mr. Walker serves as the Treasurer and Chief Financial Officer of iShares Trust, iShares, Inc. and iShares U.S. ETF Trust and Chief Financial Officer of BlackRock Funds, BlackRock Funds II, BlackRock Funds IV, BlackRock Funds V and BlackRock Funds VI. Prior to joining BlackRock, Mr. Walker served as a Senior Vice President and a Registered Principal of Pacific Investment Management Company LLC, including in the capacity as Treasurer of PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, PIMCO-Sponsored Interval Funds and PIMCO-Sponsored Closed-End Funds from January 16, 2015 to August 30, 2019.

Ms. Aguirre, 39, has been employed by BlackRock since March 2005, including her years with Barclays Global Investors, which merged with BlackRock in 2009 and serves as a Managing Director. Ms. Aguirre has served as the Head of U.S. Product Engineering since March 2021, performing managerial and supervisory functions. In that capacity, Ms. Aguirre oversees a team that designs, launches, and assesses the quality of BlackRock’s indexed ETF products and is a member of the firm’s ETF and Index Investments (“EII”) Markets and Investments Executive Committee and the EII Global Product Executive Committee. Ms. Aguirre served as Co-Head of the Americas Portfolio Engineering team within EII from January 2020 to March 2021. In that role, Ms. Aguirre oversaw teams that manage the U.S. iShares EII product ranges. Prior to that, Ms. Aguirre served as Head of Developed Markets Portfolio Engineering from May 2016 to December 2019.

Mr. Walker replaces Mary Cronin as the Chief Financial Officer of the Sponsor and Ms. Aguirre replaces Ms. Cronin as a Director of the Sponsor. Ms. Cronin resigned as a Director and the Chief Financial Officer of the Sponsor, effective June 30, 2021. Ms. Cronin’s decision to resign was not the result of any dispute or disagreement with the Trust on any matter relating to the Trust's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021

iShares Gold Trust*

By:	iShares Delaware Trust Sponsor LLC

By:	/s/ Paul Lohrey
Name: Paul Lohrey Title: Director, President and Chief Executive Officer

*         The registrant is a trust. The individual specified above is signing in his capacity as an officer and/or authorized signatory of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust.